Exhibit to Item 77Q1(e)

Sub-Advisory Agreement dated June 1, 2011 for HighMark Enhanced Growth Fund is incorporated by reference to Post-Effective Amendment No. 68 to Form N-1A, filed with the Securities and Exchange Commission on July 25, 2011 (Accession No. 0001193125-11-195670).

Sub-Advisory Agreement dated June 1, 2011 for HighMark Cognitive Value Fund is incorporated by reference to Post-Effective Amendment No. 68 to Form N-1A, filed with the Securities and Exchange Commission on July 25, 2011 (Accession No. 0001193125-11-195670).

Sub-Advisory Agreement dated June 1, 2011 for HighMark International Opportunities Fund is incorporated by reference to Post-Effective Amendment No. 68 to Form N-1A, filed with the Securities and Exchange Commission on July 25, 2011 (Accession No. 0001193125-11-195670).